UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report:  June 24, 2014 (Date of earliest event reported)

CAPSTONE THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Suite 104, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 1.01     Entry into a Material Definitive Agreement.

On June 24, 2014, the Board of Directors (the “Board”) of Capstone Therapeutics Corp. (the “Company”) authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock, par value $0.0005 per share (the “Common Shares”), of the Company to shareholders of record as of the close of business on June 24, 2014 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock, par value $0.0005 per share (the “Preferred Shares”), of the Company at an exercise price of $5.00 per one one-hundredth of a Preferred Share, subject to adjustment (the “Exercise Price”).  The complete terms of the Rights are set forth in a Tax Benefit Preservation Plan (the “Benefit Plan”), dated as of June 24, 2014, between the Company and Computershare Inc., as rights agent.

By adopting the Benefit Plan, the Board is seeking to protect the Company’s ability to use its net operating losses and other tax attributes (collectively, “Tax Benefits”).  The Company views its Tax Benefits as highly valuable assets of the Company that are likely to inure to the benefit of the Company and its shareholders.  However, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code (the “Code”), its ability to use the Tax Benefits could be substantially limited, and the timing of the usage of the Tax Benefits could be substantially delayed, which could significantly impair the value of the Tax Benefits.  Generally, an “ownership change” occurs if the percentage of the Company’s stock owned by one or more “five percent shareholders” increases by more than 50 percentage points over the lowest percentage of stock owned by such shareholders at any time during the prior three-year period or, if sooner, since the last “ownership change” experienced by the Company.  The Plan is intended to act as a deterrent to any person acquiring 4.90% or more of the outstanding Common Shares without the approval of the Board.  This would protect the Tax Benefits because changes in ownership by a person owning less than 4.90% of the Common Shares are not included in the calculation of “ownership change” for purposes of Section 382 of the Code.  The Board believes that it is in the best interest of the Company and its shareholders that the Company provide for the protection of the Tax Benefits by adopting the Benefit Plan.

The following is a summary description of the terms of the Benefit Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the Benefit Plan, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Distribution and Transfer of Rights; Rights Certificates

The Board has declared a dividend of one Right for each outstanding Common Share.  Prior to the Distribution Date referred to below:

•
the Rights will be evidenced by and trade with the certificates for the Common Shares (or, with respect to any uncertificated Common Shares registered in book entry form, by notation in book entry), and no separate rights certificates will be distributed;

•
new Common Shares certificates issued after the Record Date will contain a legend incorporating the Benefit Plan by reference (for uncertificated Common Shares registered in book entry form, this legend will be contained in a notation in book entry); and

•
the surrender for transfer of any certificates for Common Shares (or the surrender for transfer of any uncertificated Common Shares registered in book entry form) will also constitute the transfer of the Rights associated with such Common Shares.

Rights will accompany any new Common Shares that are issued after the Record Date.

Distribution Date

Subject to certain exceptions specified in the Benefit Plan, the Rights will separate from the Common Shares and become exercisable following (i) the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 4.90% or more of the Common Shares or (ii) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 4.90% or more of the Common Shares.

The date on which the Rights separate from the Common Shares and become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, the Company will mail Rights certificates to the Company’s shareholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the Common Shares.  Thereafter, such Rights certificates alone will represent the Rights.

Preferred Shares Purchasable Upon Exercise of Rights

After the Distribution Date, each Right will entitle the holder to purchase, for $5.00 (the “Exercise Price”), one one-hundredth of a Preferred Share.

Each one one-hundredth of a Preferred Share, if issued, will:

•	not be redeemable;

•	entitle holders to quarterly dividend payments of $0.001 per one one-hundredth of a share, or an amount equal to the dividend paid on one Common Share, whichever is greater;

•	entitle holders upon liquidation either to receive $0.10 per one one-hundredth of a share or an amount equal to the payment made on one Common Share, whichever is greater;

•	have no general voting rights, but will have specified class voting power in the event of mergers and similar transactions; and

•	entitle holders to a per share payment equal to the payment made on one Common Share if the Common Shares are exchanged via merger, consolidation or a similar transaction.

Flip-In Trigger

If a person or group of affiliated or associated persons (an “Acquiring Person”) obtains beneficial ownership of 4.90% or more of the Common Shares, except pursuant to an offer for all outstanding Common Shares that the independent members of the Board determine to be fair and not inadequate and to otherwise be in the best interests of the Company and its shareholders after receiving advice from one or more investment banking firms, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Exercise Price.  However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the Benefit Plan, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Any person who, together with its affiliates and associates, beneficially owns 4.90% or more of the outstanding Common Shares as of the time of the first public announcement of the Benefit Plan (an “Exempt Person”) shall not be deemed an Acquiring Person, but only for so long as such person, together with its affiliates and associates, does not become the beneficial owner of any additional Common Shares while such person is an Exempt Person.  A person will cease to be an Exempt Person if such person, together with such person’s affiliates and associates, becomes the beneficial owner of less than 4.90% of the outstanding Common Shares.

Flip-Over Trigger

If, after an Acquiring Person obtains 4.90% or more of the Common Shares, (i) the Company merges into another entity, (ii) an acquiring entity merges into the Company or (iii) the Company sells or transfers more than 50% of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

Redemption of the Rights

The Rights will be redeemable at the Company’s option for $0.001 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board) at any time on or prior to the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 4.90% or more of the Common Shares.  Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.001 redemption price.  The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split.

Exchange Provision

At any time after the date on which an Acquiring Person beneficially owns 4.90% or more of the Common Shares and prior to the acquisition by the Acquiring Person of 50% of the Common Shares, the Board may exchange the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, for Common Shares at an exchange ratio of one Common Share per Right (subject to adjustment).  In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to one Common Share.

Expiration of the Rights

The Rights expire on the earliest of (i) the Close of Business on June 24, 2016; (ii) the time at which the rights are redeemed; (iii) the time at which the rights are exchanged; (iv) the close of business on the effective date of the repeal of Section 382 or any other change if the Board, in its sole discretion, determines that this Plan is no longer necessary or desirable for the preservation of the Tax Benefits; (v) the time at which the Board determines that the Tax Benefits are fully utilized or no longer available pursuant to Section 382 or that an ownership change pursuant to Section 382 would not adversely impact in any material respect the time period in which the Company could use the Tax Benefits, or materially impair the amount of the Tax Benefits that could be used by the Company in any particular time period, for applicable tax purposes; or (vi) a determination by the Board, in its sole discretion and prior to the Distribution Date, that this Plan and the Rights are no longer in the best interests of the Company and its shareholders.

Amendment of Terms of Rights Plan and Rights

The terms of the Rights and the Benefit Plan may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date.  Thereafter, the terms of the Rights and the Benefit Plan may be amended without the consent of the holders of Rights in order to (i) cure any ambiguities, (ii) shorten or lengthen any time period pursuant to the Benefit Plan or (iii) make changes that do not adversely affect the interests of holders of the Rights.

Voting Rights; Other Shareholder Rights

The Rights will not have any voting rights.  Until a Right is exercised, the holder thereof, as such, will have no separate rights as shareholder of the Company.

Anti-Dilution Provisions

The Board may adjust the Exercise Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Shares or Common Shares.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least 1% of the Exercise Price.  No Preferred Shares will be issued in fractions (other than fractions that are integral multiples of one one-hundredth of a Preferred Share) and, in lieu thereof, an adjustment in cash will be made based on the then current market price of the Preferred Shares.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes.  However, following an event that renders the Rights exercisable or upon redemption of the Rights, shareholders may recognize taxable income.

Item 3.03.    Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Plan, on June 24, 2014, the Company filed an Amended and Restated Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation sets forth the rights, powers and preferences of the Preferred Shares.

The summary of the rights, powers and preferences of the Preferred Shares set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Designation is attached as Exhibit 3.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.  Description

3.1	Amended and Restated Certificate of Designation of Series A Preferred Stock of Capstone Therapeutics Corp.

4.1	Tax Benefit Preservation Plan, dated as of June 24, 2014, by and between Capstone Therapeutics Corp. and Computershare Inc., as rights agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2014	CAPSTONE THERAPEUTICS CORP.

/s/ John M. Holliman, III
John M. Holliman, III
Executive Chairman

Exhibit Index

Exhibit No.    Description

3.1	Amended and Restated Certificate of Designation of Series A Preferred Stock of Capstone Therapeutics Corp., as filed with the Secretary of State of the State of Delaware on June 24, 2014.

4.1	Tax Benefit Preservation Plan, dated as of June 24, 2014, by and between Capstone Therapeutics Corp. and Computershare Inc., as rights agent.